UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2016
Brown & Brown, Inc.
(Exact Name of Registrant Specified in Charter)
Florida
(State or other jurisdiction of incorporation)

001-13619 (Commission File Number)	59-0864469 (I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code (386) 252-9601
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2016, the Board of Directors (the “Board”) of Brown & Brown, Inc. (the “Company”) approved the amendment and restatement of the Company’s By-Laws, effective as of such date. While certain changes are primarily stylistic in nature, there are several substantive changes, including the following:

•	Section 1.3 was amended to modernize the provisions under which the Company may cease mailing notice to invalid shareholder addresses in accordance with Florida law.

•	Sections 1.4, 1.5 and 1.6 were amended to conform record date requirements, voting standards and quorum provisions more closely to Florida law.

•	Section 1.7 was added to the By-Laws to explicitly authorize the Board to adopt rules, regulations and procedures for the conduct of shareholders’ meetings and to appoint an inspector of elections

•	Section 1.8 was added to the By-Laws to require advance notice from shareholders of director nominations and proposals of other business to be considered at a meeting of shareholders.
Under the advance notice provisions, to be timely with respect to an annual meeting, a shareholder’s notice of a proposed nominee or other proposal must be received by the Company’s secretary not earlier than 120 calendar days prior to and not later than 90 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders. For a special meeting, a shareholder’s notice must be received not later than 90 calendar days prior to the date of the meeting or, if later, the 10th day following the public announcement of the meeting.
A shareholder’s notice must contain specified information regarding the nominee or proposal, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

•	Section 2.2 has been amended to modernize the means by which directors can meet consistent with Florida law.

•	Section 7.2 has been amended to conform to Florida law with respect to director conflicts of interest.

•
Section 7.3 was added to the By-Laws to designate the Seventh Judicial Circuit Court in and for Volusia Country, Florida (or, if no state court located with the State of Florida has jurisdiction, the federal district court for the Middle District of Florida), as the sole and exclusive forum for (a) any derivative litigation brought on behalf of the Company, (b) any litigation concerning the fiduciary duties of the Company’s officers, employees and directors, (c) any litigation arising out of the Florida Business Corporation Act or the Company’s Articles of Incorporation or By-Laws, or (d) any other litigation involving claims concerning the Company’s internal affairs.

Under the new advance notice provisions of the By-Laws, for any shareholder proposal or director nomination to be properly presented at the 2017 Annual Meeting of Shareholders, whether or not also submitted for inclusion in the Company’s proxy statement, the Company must receive written notice of the matter no earlier than January 4, 2017 and no later than February 3, 2017. Each such written notice must contain the information set forth the By-Laws.

For the inclusion of proposals in the Company’s proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders, under the applicable rules of the Securities and Exchange Commission, a written copy of the proposal must be received by the Company no later than November 24, 2016, as previously noted in the 2016 proxy statement. Such proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.

The foregoing description of certain of the amendments to the Company’s By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws of the Company, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. Exhibit 3.2 Amended and Restated By-Laws of Brown & Brown, Inc., as amended and restated as of October 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2016

BROWN & BROWN, INC.

By: /s/ Robert W. Lloyd

Robert W. Lloyd
Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 3.2    Amended and Restated By-Laws of Brown & Brown, Inc., as amended and restated as of October 12, 2016.